UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 23, 2006
AETHER HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	52-2186634

(Commission File Number)	(IRS Employer Identification No.)

621 E. Pratt Street, Suite 601, Baltimore, MD	21202

(Address of Principal Executive Offices)	(Zip Code)
(443) 573-9400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On January 23, 2006, Aether Systems, Inc., a wholly-owned subsidiary of Aether Holdings, Inc., entered into two agreements, a letter agreement (the “Letter Agreement”) and an amendment to the $6.9 million subordinated secured promissory note (the “Promissory Note”), that amend certain collateral security and credit arrangements originally entered into with BIO-key International, Inc. and one of its subsidiaries in connection with BIO-key’s acquisition of Aether’s Mobile Government business in September 2004. Copies of these two new agreements are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively. Aether has previously reported the original collateral security and credit arrangements and the related contingent obligations of Aether, in its filings with the Securities and Exchange Commission (the “SEC”).
The Letter Agreement and amendment to the Promissory Note provide for the following:
•	At BIO-key’s request and upon BIO-key’s satisfaction of certain enumerated conditions set forth in the Letter Agreement, Aether will release to BIO-key up to $1 million of cash collateral currently held by Aether. In consideration of the foregoing, the principal amount of the Promissory Note will be increased from $6.9 million up to $7.9 million as and to the extent the cash collateral is released to BIO-key. Aether also will have expanded rights relating to BIO-key’s $749,000 security deposit for the sublease by BIO-key of Massachusetts office space. This additional collateral will now be available to Aether to the extent BIO-key fails to make future payments to Aether under either the sublease or other agreements between the parties.

•	If BIO-key requests, and Aether in its sole discretion agrees to extend its $7.9 million letter of credit in favor of Hamilton County beyond December 31, 2006 (the current termination date), BIO-key will pay Aether an extension fee and will extend the duration of the Promissory Note to 30 days following the extended termination of the letter of credit. As previously disclosed by Aether in its filings with the SEC, Aether’s letter of credit provides collateral security for performance under a contract with Hamilton County that BIO-key acquired as part of the Mobile Government acquisition. BIO-key has not indicated to Aether that it expects any extension of the letter of credit to be required.
In connection with Aether’s entry into the Letter Agreement and amendment to the Promissory Note, BIO-key entered into an arrangement to increase its outstanding borrowings from $5 million to $6 million from its existing junior lenders. BIO-key has advised Aether that BIO-key’s senior lenders have consented to the Letter Agreement and the amendment to the Promissory Note.
The foregoing description is qualified in its entirety by reference to the full text of the Letter Agreement and the amendment to the Promissory Note, which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Letter Agreement dated January 23, 2006 by and among Aether Systems, Inc. and BIO-key International, Inc.

10.2	Amendment No. 1, dated January 23, 2006, to Subordinated Secured Convertible Note of BIO-key International, Inc. and Public Safety Group, Inc.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 27, 2006.

AETHER HOLDINGS, INC.
/s/ David C. Reymann
By: David C. Reymann
Its: Chief Financial Officer